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NVR, Inc.                                                      Exhibit 12.1
Fixed Charge Coverage Ratios
Consolidated

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
                                           Nine Months                                         Three          Nine
                                              Ended        Year        Year         Year   Months Ended   Months Ended     Year
                                           September 30,  Ended       Ended        Ended    December 31,  September 30,    Ended
                                              1997         1996        1995         1994        1993          1993         1992
                                           ------------  -------     -------      -------   -------------  -----------    -------
Consolidated
Fixed Charges
-------------

Interest Expense - Homebuilding             $12,257      $16,611      $17,166      $20,208       $5,281         $5,573    $20,608
Interest Expense - Mortgage Banker            2,333        2,249        2,090        2,364        1,557          2,296      3,874
Interest Expense - LPFS                       1,787        6,398        8,124       14,319        4,785         18,787     40,296
Capitalized interest amortized to COS             0            0            0            0            0          8,438     14,100
Change in capitalized interest                    0            0            0            0            0         (4,700)    (4,300)
                                            -------      -------      -------      -------    ---------      ---------    -------
                                            $16,377      $25,258      $27,380      $36,891      $11,623        $30,394    $74,578
                                            =======      =======      =======      =======    =========      =========    =======


Pre-tax income from continuing operations   $44,751      $48,727      $33,409      $22,161      ($9,089)      ($9,130)    ($9,674)
Add : Net decrease (increase) in
   Capitalized interest                           0            0            0            0            0          4,700      4,300
Add: Fixed charges                           16,377       25,258       27,380       36,891       11,623         30,394     74,578
                                            -------      -------      -------      -------    ---------      ---------    -------
Earnings before fixed charges               $61,128      $73,985      $60,789      $59,052       $2,534        $25,964     69,204
                                            =======      =======      =======      =======    =========      =========    =======

Ratio                                         3.7          2.9           2.2          1.6     Deficient      Deficient   Deficient
                                            =======      =======      =======      =======    =========      =========   =========

Deficiency in dollars                                                                          ($9,089)       ($4,430)    ($5,374)
                                                                                              =========      =========    =======
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NVR, Inc.
Fixed Charge Coverage Ratios
Homebuilding Operations
                                                   Nine Months                             Three            Nine
Excluding Financial Sevices                          Ended       Year     Year    Year   Months Ended   Months Ended
     and reorganization items                      September30,  Ended    Ended   Ended  December 31,  September 30,  Year Ended
Fixed Charges                                         1997        1996     1995    1994      1993           1993         1992
-----------------------------                      -----------   -----    -----   -----  ------------  -------------  ----------
Interest Expense - Homebuilding                       $12,257   $16,611  $17,166  $20,208     $5,281       $5,573       $20,608
Capitalized interest amortized to COS                       0         0        0        0          0        8,438        14,100
Change in capitalized interest                              0         0        0        0          0       (4,700)       (4,300)
                                                      -------   -------  -------  -------     ------       ------       -------
                                                      $12,257   $16,611  $17,166  $20,208     $5,281       $9,311       $30,408
                                                      =======   =======  =======  =======     ======       ======       =======


Pre-tax income from continuing operations             $41,640   $46,114  $32,247  $22,253    ($5,227)     $11,645      ($1,073)
Add : Net decrease (increase) in Capitalized interest       0         0        0        0          0        4,700        4,300
Add: Fixed charges                                     12,257    16,611   17,166   20,208      5,281        9,311       30,408
                                                      -------   -------  -------  -------    -------      -------      -------
Earnings before fixed charges                         $53,897   $62,725  $49,413  $42,461        $54      $25,656      $33,635
                                                      =======   =======  =======  =======    =======      =======      =======

Ratio                                                   4.4       3.8      2.9      2.1    Deficient        2.8          1.1
                                                      =======   =======  =======  =======  =========      =======      =======

Deficiency in dollars                                                                       ($5,227)
                                                                                           =========
----------------------------------------------------------------------------------------------------------------------------------
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
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NVR Financial Services, Inc.
Fixed Charge Coverage Ratios
Consolidated
                                                Nine
                                               Months                                     Three          Nine
                                               Ended       Year      Year       Year      Months Ended  Months Ended      Year
                                              Sept. 30,    Ended     Ended      Ended     December 31,  September 30,     Ended
                                                1997       1996      1995       1994        1993          1993             1992
                                              ---------  --------  --------    -------    -----------   ------------    --------
CONSOLIDATED
FIXED CHARGES
----------------------------------

Interest expense - Mortgage Banking              4,761      3,028     2,228      2,863          1,579       2,296           3,874
Interest Expense - LPFS                          1,787      6,398     8,124     14,319          4,785      18,787          40,296
                                              ---------  --------- ---------   ---------    ---------    ---------       ---------
                                                $6,548     $9,426   $10,352    $17,182         $6,364     $21,083         $44,170
                                              =========  ========= =========   =========    =========    =========       =========

Pre-tax income from continuing operations       $2,470     $1,804    $1,005      ($591)       ($3,650)     $6,345         $ 7,084
Add: Fixed charges                               6,548      9,426    10,352     17,182          6,364      21,083          44,170
                                              ---------  --------- ---------   ---------    ---------    ---------       ---------
Earnings before fixed charges                   $9,018    $11,230   $11,357    $16,591         $2,714     $27,428         $51,254
                                              =========  ========= =========   =========    =========    =========       =========

RATIO                                            1.4         1.2       1.1     Deficient    Deficient      1.30            1.16
                                              =========  ========= =========   =========    =========    =========       =========

Deficiency in dollars                                                          ($591)      ($3,650)
                                                                              ========    =========
-----------------------------------------------------------------------------------------------------------------------------------
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NVR Homes, Inc.
Fixed Charge Coverage Ratios
Consolidated
                                                Nine
                                                Months                                        Three          Nine
                                                Ended        Year      Year       Year     Months Ended   Months Ended    Year
                                                Sept. 30,    Ended     Ended      Ended    December 31,   September 30,   Ended
                                                 1997         1996      1995       1994        1993            1993       1992
                                                -------    --------   -------    -------   ------------   ------------    -----
Consolidated
Fixed Charges
-------------

Interest Expense                                 $12,091    $16,405    $16,668    $16,510         $4,079        $1,235    $ 1,508
Capitalized interest amortized to COS                  0          0          0          0              0         3,738      9,800
                                                ---------  ---------  ---------  --------      ---------     ----------   -------
                                                 $12,091    $16,405    $16,668    $16,510         $4,079        $4,973    $11,308
                                                =========  =========  =========  ========      =========     ==========   =======

Pre-tax income from continuing operations        $26,401    $42,242    $33,976    $24,162        $(1,473)      $20,869    $33,412
Add : Net decrease (increase) in Capitalized
 interest                                              0          0          0          0              0         4,700      4,300
Add: Fixed charges                                12,091     16,405     16,668     16,510          4,079         4,973     11,308
                                                ---------  ---------  ---------  --------      ---------     ----------   -------
Earnings before fixed charges                    $38,492    $58,647    $50,644    $40,672         $2,606       $30,542    $49,020
                                                =========  =========  =========  ========      =========     ==========   =======
Ratio                                              3.2         3.6        3.0        2.5       Deficient        6.14        4.33
                                                =========  =========  =========  ========      =========     ==========   =======



Deficiency in dollars                                                                            ($1,473)
                                                                                               =========
---------------------------------------------------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
RVN, Inc.
Fixed Charge Coverage Ratios
                                                          Nine          Three
                                                         Months         Months
                                                         Ended          Ended
                                                        September      December
                                                           30,            31,
                                                          1997           1996
                                                        ---------      --------
Fixed Charges
--------------------

Interest expense                                               $0            $0


                                                         --------      --------
                                                               $0            $0
                                                         ========      ========


Pre-tax income from continuing operations                 $15,880        $4,681
Add: Fixed charges                                              0             0
                                                         --------      --------
Earnings before fixed charges                             $15,880        $4,681
                                                         ========      ========

Ratio                                                     Note A        Note A
                                                         ========      ========
--------------------------------------------------------------------------------
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Note A:  RVN, Inc. incurred no interest charges during the nine months ended
         September 30, 1997 and the three months ended December 31, 1996.

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Fox Ridge Homes, Inc.
Fixed Charge Coverage Ratios

                                                        Nine
                                                        Months
                                                        Ended       Year        Year         Year           Year        Year
                                                       Sept. 30,    Ended       Ended        Ended          Ended       Ended
                                                         1997       1996        1995         1994           1993        1992
                                                       --------     -----       -----        -----         -------      -----
Fixed Charges
-------------

Interest expense                                           $619      $847        $702         $691            $206       $ 50

                                                       --------  --------    --------     --------        --------   --------
                                                           $619      $847        $702         $691            $206       $ 50
                                                       ========  ========    ========     ========        ========   ========


Pre-tax income from continuing operations                $2,270    $5,653      $3,712       $1,293            $759     $1,488
Add: Fixed charges                                          619       847         702          691             206         50
                                                       --------  --------    --------     --------        --------   --------
Earnings before fixed charges                            $2,889    $6,500      $4,414       $1,984            $965     $1,538
                                                       ========  ========    ========     ========        ========   ========

Ratio                                                       4.7       7.7         6.3          2.9            4.68      30.76
                                                       ========  ========    ========     ========        ========   ========